EXHIBIT 10.1

EMPLOYMENT AGREEMENT

September 24, 2004

VIA FACSIMILE and MAIL

Dr. David C. Collins

2814 Motor Avenue

Los Angeles, CA 90064

Dear David:

As we discussed, I informed the Compensation Committee that you had told me that you wanted to exercise your option under Section 3 of your employment agreement to extend the term of your employment for three years. Under the circumstances, the Committee has decided to waive any requirement that your notice be in writing, and accordingly the term of your employment agreement is now extended until September 30, 2007.

Very truly yours,

/s/ THEODORE E. GUTH
Theodore E. Guth

TEG:lh

cc: W. Mathew Juechter